UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2024

Diamond Offshore Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13926	76-0321760
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

777 N. Eldridge Parkway, Suite 1100

Houston, Texas 77079

(Address of principal executive offices, including Zip Code)

(281) 492-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	DO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 27, 2024, Diamond Offshore Drilling, Inc. (“Diamond Offshore”) held a special meeting of its stockholders (the “Special Meeting”) in Houston, Texas. As of the close of business on July 19, 2024, the record date for the Special Meeting, there were 102,911,311 shares of Diamond Offshore common stock (“Common Stock”) outstanding. A total of approximately 80,319,744 shares of Common Stock were represented in person or by proxy at the Special Meeting, which constituted a quorum to conduct business at the meeting. At the Special Meeting, Diamond Offshore stockholders voted on the following three proposals:

(a)

A proposal to adopt the Agreement and Plan of Merger, dated June 9, 2024 (the “merger agreement”), by and among Noble Corporation plc, a public limited company organized under the Laws of England and Wales (“Noble”), Dolphin Merger Sub 1, Inc., a Delaware corporation and indirect wholly owned subsidiary of Noble (“Merger Sub 1”), Dolphin Merger Sub 2, Inc., a Delaware corporation and indirect wholly owned subsidiary of Noble (“Merger Sub 2”), and Diamond Offshore, a Delaware corporation, pursuant to which, and upon the terms and subject to the conditions set forth therein, Merger Sub 1 will be merged with and into Diamond Offshore, with Diamond Offshore surviving and becoming an indirect wholly owned subsidiary of Noble, and immediately thereafter, Diamond Offshore, as the surviving entity in the first merger, will merge with and into Merger Sub 2 (together with the first merger, the “mergers,” and the mergers, together with the other transactions contemplated by the merger agreement, the “transactions”), with Merger Sub 2 surviving and continuing as an indirect wholly owned subsidiary of Noble (“Proposal 1”);

(b)

A proposal on an advisory, non-binding basis to approve the compensation that may be paid or become payable to Diamond Offshore’s named executive officers that is based on or otherwise related to the transactions (“Proposal 2”); and

(c)	A proposal to approve the adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes at the Special Meeting to adopt the merger agreement (“Proposal 3”).

For additional information on these proposals, please see the proxy statement/prospectus for the Special Meeting, dated July 25, 2024.

At the Special Meeting, Proposal 1 was approved by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock entitled to vote on the proposal. Proposal 2 was approved, on an advisory basis, by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal. Proposal 3 was approved by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal.

The voting results for each of these proposals are set forth below:

Proposal 1 - Adoption of the Merger Agreement

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
80,115,016	86,308	118,420	—

Proposal 2 - Approval, on an advisory, non-binding basis, of the compensation of Diamond Offshore’s named executive officers

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
79,459,816	691,011	168,916	—

Proposal 3 - Approval of the adjournment of the Special Meeting, if needed

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
77,426,600	2,745,268	147,875	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND OFFSHORE DRILLING, INC.

/s/ David L. Roland
	Name:	David L. Roland
	Title:	Senior Vice President, General Counsel and Secretary
August 27, 2024